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                                                                   EXHIBIT 10.5



                             SEVERANCE AGREEMENT AND
                              RELEASE OF ALL CLAIMS


   The intent of this Severance Agreement and Release of All Claims (hereinafter "Agreement") is to amicably and finally resolve all issues concerning Greg Brown's employment with Gibson Greetings, Inc., all actions and conduct occurring during his employment with Gibson Greetings, Inc. and the termination thereof.

         THEREFORE, in consideration of the mutual promises and releases contained herein, and other good and valuable consideration between the parties as provided herein, the sufficiency of which is hereby acknowledged, it is agreed as follows:

         1. Greg Brown hereby waives, releases, discharges and covenants not to sue Gibson Greetings, Inc. or its directors, officers, managers, agents or employees, successors, predecessors, assigns, or affiliated entities with respect to all past or present claims of any nature whatsoever, whether known or unknown, foreseen or unforeseen, including all claims in any way relating to Greg Brown's employment with Gibson Greetings, Inc. or the termination thereof, including but not limited to any claims based on race, color, religion, age, sex, marital status, national origin, handicap, disability and/or retaliation, including any and all claims arising under any statute, including but not limited to the Ohio Fair Employment Practice Act, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act (ADEA), the Older Workers Benefit Protection Act, the Family and Medical Leave Act (FMLA) and the Americans With Disabilities Act (ADA), and any and all laws and regulations relating to employment termination, employment discrimination or retaliation, wages, hours, benefits, compensation and any and all claims for attorneys' fees and costs.

         2. In consideration for this Agreement and the undertakings described herein, including Greg Brown's written acceptance of this Agreement, Gibson Greetings, Inc. agrees, in lieu of any other severance payments provided by the company pursuant to any plan or policy, to pay to Greg Brown two times his current annual base salary as severance within seven (7) days of the effective date of this Agreement as described in Paragraph 5 below. Gibson further agrees to provide Greg Brown with Senior Executive Outplacement Assistance for a period of six months following the effective date of this Agreement and, if necessary, for up to three additional months thereafter. In addition, Gibson will reimburse Greg Brown for COBRA payments made to continue his health and dental insurance for up to 18 months.



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         3. Greg Brown acknowledges that, during his employment with Gibson
Greetings, Inc., he has come into the possession of confidential, privileged and/or proprietary information, and agrees not to divulge any such information to any third party without the express written consent of Gibson Greetings, Inc.'s Senior Vice President-Human Resources. Further, both parties agree that this agreement and its terms are confidential and shall not be disclosed to any third party (excepting the parties' attorneys and accountants) without the prior written consent of the nondisclosing party.

         4. Exclusively as this Agreement pertains to Greg Brown's release of claims under the Age Discrimination and Employment Act (ADEA), Greg Brown hereby acknowledges that he has had the opportunity to consult with an attorney prior to signing this Agreement, and that he has been advised and understands that he has twenty-one (21) days in which to consider whether he should sign this Agreement, and he further understands that he has seven (7) days following the date upon which he signed this Agreement to revoke his acceptance.

         5. This Agreement shall become effective upon the expiration of the seven-day revocation period described in Paragraph 4 above.

         6. This Agreement shall be interpreted and enforced under the laws of the State of Ohio. If, for any reason, a portion of this Agreement is deemed invalid or unenforceable, all remaining parts shall remain binding and in full force and effect.

         7. For a period of 1 year following the effective date of this Agreement, you will refrain from making any oral or written statements to any third party in any way disparaging or demeaning Gibson Greetings, it products, employees or services.

         8. Greg Brown affirms that he has fully read this entire Agreement, that he fully understands the meaning and intent of this Agreement, that this Agreement constitutes the full and complete understanding between the parties, and that he signed this Agreement consisting of two (2) pages as his own free and voluntary act.

GIBSON GREETINGS, INC.


By: /s/ Karen L. Kemp                          /s/ Greg Brown
   ---------------------------                -------------------------------
Date: Sept.27, 1999                      Date: 10/1/99
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